      As filed with the Securities and Exchange Commission on June 3, 1998

                                                   Registration No. 333-47979
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -----------------

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                           QUANTUM DIRECT CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                              5961                      41-1899503
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employee
incorporation or organization)       Classification Code Number)       Identification Number)
                                         6740 SHADY OAK ROAD
                                  EDEN PRAIRIE, MINNESOTA 55344-3433
                                            (612) 947-5207

    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                DAVID T. QUINBY
                          VICE PRESIDENT AND SECRETARY
                           QUANTUM DIRECT CORPORATION
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433
                                 (612) 947-5207
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                        Copies of all communications to:

    MICHAEL W. STURROCK, ESQ.                         STEPHEN T. BURDUMY, ESQ.
        LATHAM & WATKINS                   KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
633 WEST FIFTH STREET, SUITE 4000                         1401 WALNUT STREET
  LOS ANGELES, CALIFORNIA 90071                    PHILADELPHIA, PENNSYLVANIA 19102
         (213) 485-1234                                    (215) 568-6060

                                ---------------





-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

     This Registration Statement on Form S-4 (Registration No. 333-47979) (the "Registration Statement") registered an aggregate of 59,619,612 shares of Common Stock, $.01 par value, and 81,250 shares of Series B Convertible Preferred Stock, $.01 par value (together, the "Securities"), of Quantum Direct Corporation, formerly known as V-L Holdings Corp. (the "Registrant"), issuable in connection with the mergers contemplated by the Agreement and Plan of Reorganization and Merger dated as of January 5, 1998 by and among ValueVision International, Inc. ("ValueVision"), National Media Corporation ("National Media") and the Registrant (the "Merger Agreement").

     On June 1, 1998, ValueVision and National Media mutually agreed to terminate the Merger Agreement. As a result of the termination, the Registrant is removing the Securities from registration under the Securities Act of 1933, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 3, 1998.


                              Quantum Direct Corporation


                              By:      /s/ ROBERT L. JOHANDER
                                  -------------------------------------
                                           Robert L. Johander
                               Chief Executive Officer and Co-Chairman
                              of the Board (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



        Signature                             Title                            Date
        ---------                             -----                            ----
            *                 Chief Executive Officer and Co-Chairman of    June 3, 1998
-------------------------     the Board (Principal Executive Officer)
    Robert L. Johander


            *                 Chief Financial Officer (Principal            June 3, 1998
-------------------------     Financial and Accounting Officer)
   Stuart R. Romenesko


            *                 Co-Chairman of the Board                      June 3, 1998
-------------------------
  Frederick S. Hammer


            *                 President, Chief Operating Officer,           June 3, 1998
-------------------------     and Director
   Nicholas M. Jaksich


            *                 Director                                      June 3, 1998
-------------------------
Constantinos I. Costalas


*By: /s/ Stuart R. Romenesko
     -------------------------
         Stuart R. Romenesko
         Attorney-in-fact